HOME FEDERAL SAVINGS & LOAN ASSOCIATION
                               AMENDED & RESTATED
                          SALARY CONTINUATION AGREEMENT


         THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this ________ day of _______________, 200__, by and between HOME FEDERAL SAVINGS & LOAN ASSOCIATION, a nationally-chartered savings and loan association located in Nampa, Idaho (the "Company"), and __________________ (the "Executive").

         On ___________ ___, 199_, the Company and the Executive entered into the Home Federal Savings & Loan Association Salary Continuation Agreement (the "Prior Agreement"). This Agreement amends and restates the Prior Agreement, and any amendments thereto, in its entirety.

         The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

         The Company and the Executive agree as provided herein.

                                    Article 1
                                   Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the amount shown as such on Schedule A, which generally represents a liability for the Company's obligation to the Executive under this Agreement, applying Accounting Practices Board ("APB") Opinion 12 as amended by Financial Accounting Standard ("FAS") 106 and the Discount Rate. The Accrual Balance shall be reported annually by the Company to the Executive on Schedule A, and may be different than any actual liability shown by the Company on its audited financial statements.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 5.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

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1.4      "Change of Control" means conversion of the Company to a savings bank or other stock owned company, followed within twelve (12) months by replacement of fifty percent (50%) or more of the members of the Company's Board of Directors.

1.5      "Change of Control Benefit" means the benefit described in Section 2.4.

1.6      "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Deferral Account" means the Company's accounting of the Executive's accumulated Deferrals, plus accrued interest.

1.8      "Deferrals" means _______________________ Dollars ($____) of the
         Executive's compensation which, by signing this Agreement, the Executive elects to defer annually.

1.9 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.10     "Disability Benefit" means the benefit described in Section 2.3.

1.11     "Discount Rate" means, solely for purposes of this Agreement, 7.50%.

1.12 "Early Retirement" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

1.13     "Early Retirement Benefit" means the benefit described in Section 2.2.

1.14 "Early Retirement Date" means the month, day and year in which Early Retirement occurs.

1.15     "Effective Date" means ___________ ___, 199_.

1.16     "Final Salary" means the average of the Executive's final thirty-six
         (36) months of base salary.

1.17 "Normal Retirement Age" means the Executive's sixty-fifth (65th) birthday.

1.18     "Normal Retirement Benefit" means the benefit described in Section 2.1.

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1.19     "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.20     "Plan Administrator" means the plan administrator described in Article
         9.

1.21 "Plan Year" means the twelve-month period ending on September 30 for years 200_ and beyond, or December 31 for prior years. The initial Plan Year shall commence on the Effective Date.

1.22 "Projected Benefit" means the Normal Retirement Benefit the Executive would have received under Section 2.1.1(a) if the Executive survived until Normal Retirement Age, assuming the Executive's base salary increased at an annual rate of four percent (4%) from the date of death until Normal Retirement Age.

1.23 "Schedule A" means the benefit description form attached to this Agreement, which is updated by the Plan Administrator on an annual basis. If there is a conflict in any terms or provisions between the Schedule A and this Agreement, the terms and provisions of this Agreement shall prevail.

1.24 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.25 "Vested Accrual Balance" means the following vesting schedule applied to the Accrual Balance:

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                      Plan Year          Vesting %
                  -------------------------------------
                          1                 10%
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                          2                 20%
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                          3                 30%
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                          4                 40%
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                          5                 50%
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                          6                 60%
                  -------------------------------------
                          7                 70%
                  -------------------------------------
                          8                 80%
                  -------------------------------------
                          9                 90%
                  -------------------------------------
                         10+                100%
                  -------------------------------------

                                    Article 2
                            Benefits During Lifetime

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

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         2.1.1    Amount of Benefit. The Normal Retirement Benefit under this
                  Section 2.1 is the sum of:

                  (a)      Fifty percent (50%) of Final Salary; and

                  (b)      The Deferral Account balance.

         2.1.2 Payment of Benefit. The Company shall pay the Normal Retirement Benefit determined under Section 2.1.1(a) to the Executive in one hundred eighty (180) consecutive equal installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Company shall pay the Deferral Account balance determined under
                  Section 2.1.1(b) to the Executive in a lump sum within ninety
                  (90) days following the Executive's Termination of Employment.

2.2 Early Retirement Benefit. Upon Early Retirement, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

         2.2.1    Amount of Benefit. The Early Retirement Benefit under this
                  Section 2.2 is the sum of:

                  (a) The Vested Accrual Balance as of the end of the month prior to the Early Retirement Date; and

                  (b)      The Deferral Account balance.

         2.2.2 Payment of Benefit. The Company shall pay the Early Retirement Benefit determined under Section 2.2.1(a) to the Executive in one hundred eighty (180) consecutive equal installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Vested Accrual Balance, commencing with the first of the month following the first to occur of (i) the Executive's Normal Retirement Age or (ii) the onset of the Executive's Disability. The Company shall pay the benefit determined under Section 2.2.1(b) to the Executive in a lump sum within ninety (90) days following the Executive's Termination of Employment.

2.3 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

         2.3.1    Amount of Benefit. The Disability Benefit under this Section
                  2.3 is the sum of:

                  (a) One hundred percent (100%) of the Accrual Balance as of the end of the month prior to Termination of Employment due to Disability; and

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                  (b)      The Deferral Account balance.

         2.3.2 Payment of Benefit. The Company shall pay the Disability Benefit determined under Section 2.3.2(a) to the Executive in one hundred eighty (180) consecutive equal installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Accrual Balance, commencing with the first of the month following the Executive's Normal Retirement Age. The Company shall pay the Deferral Account balance determined under Section 2.3.2(b) to the Executive in a lump sum within ninety (90) days following the Executive's Termination of Employment.

2.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

         2.4.1    Amount of Benefit. The Change of Control Benefit under this
                  Section 2.4 is the sum of:

                  (a) One hundred percent (100%) of the Accrual Balance as of the end of the month prior to the Change of Control Benefit;

                  (b)      The Deferral Account balance; and

                  (c) 2.99 times the Executive's base annual salary as of the Change of Control.

         2.4.2 Payment of Benefit. The Company shall pay the Change of Control Benefit determined under Section 2.4.1(a) to the Executive in one hundred eighty (180) consecutive equal installments, crediting interest equal to the Discount Rate compounded monthly on the unpaid Accrual Balance, commencing with the first of the month following the Executive's Normal Retirement Age. The Company shall pay the benefit determined under Sections 2.4.1(b) and 2.4.1(c) to the Executive in a lump sum within ninety (90) days following the Executive's Termination of Employment.

         2.4.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, to the extent any benefit would create an excise tax under the excess parachute rules of
                  Section 280G of the Code, the Company shall reduce the benefit paid under this Agreement to the extent it would not result in any such excise tax.

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                                    Article 3
                                 Death Benefits

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, or after meeting the definition of Disability, the Company shall pay to the Beneficiary the benefit described in this
         Section 3.1. This benefit shall be paid in lieu of the benefits under
         Article 2, and in lieu of any other benefits under this Article.

         3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Projected Benefit, and the Deferral Account balance.

         3.1.2 Payment of Benefit. The Company shall pay the annual Project Benefit to the Beneficiary in twelve (12) equal monthly installments commencing with the month following the Executive's death. The annual benefit shall be paid to the Beneficiary for a period of fifteen (15) years. The Company shall pay the Deferral Account balance to the Beneficiary in a lump sum within ninety (90) days following the Executive's death.

3.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
         Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    Article 4
                                Deferral Account

4.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

         4.1.1    Deferrals.  The annual Deferrals; and

         4.1.2 Interest. At the end of each Plan Year and immediately prior the payment of any benefits hereunder, interest shall be credited on the Deferral Account balance at an annual rate equal to the Wall Street Journal Prime Rate on the first business day of the Plan Year minus one percent (Prime - 1%), compounded annually.

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4.2      Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 5
                                  Beneficiaries

5.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

5.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

5.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate

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         prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    Article 6
                               General Limitations

6.1 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive's life.

                                    Article 7
                          Claims And Review Procedures

7.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         7.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         7.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         7.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;
                  (b) A reference to the specific provisions of the Agreement on which the denial is based;
                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and
                  (e) A statement of the claimant's right to bring a civil action under ERISA

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                  Section 502(a) following an adverse benefit determination on review.

7.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         7.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         7.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         7.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         7.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         7.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;
                  (b) A reference to the specific provisions of the Agreement on which the denial is based;
                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and
                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

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                                    Article 8
                           Amendments and Termination

8.1 Generally. This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

8.2 Exceptions. Notwithstanding Section 8.1, the Company's Board of Directors may amend or terminate the Agreement at any time if either:

         8.2.1 The Executive does not defer the amounts required to be deferred under Section 4.1; or

         8.2.2 The Company's Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement; or

         8.2.3 Pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt; (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits); or (iii) violate any law or regulation.

8.3 In the event of any such amendment or termination under Section 8.2, the Executive shall be one hundred percent (100%) vested in the Deferral Account and in the Accrual Balance. The Deferral Account and the Accrual Balance shall both be paid to the Executive in a lump sum within (30) days of such amendment or termination under Section 8.2.

                                    Article 9
                           Administration of Agreement

9.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

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9.2      Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

9.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

9.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

9.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Executive's Final Salary, the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

9.6 Annual Statement. The Plan Administrator shall provide to the Executive, within ninety (90) days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

                                   Article 10
                                  Miscellaneous

10.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

10.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement.

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         The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

10.6 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

10.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

10.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

10.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

10.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

10.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered,

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         or sent by registered or certified mail, to the address below:


                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.


         IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.


EXECUTIVE:                               COMPANY:

                                         HOME FEDERAL SAVINGS & LOAN ASSOCIATION

                                         By
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                                         Title
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